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


The following material was posted on Lucent Technology Inc.'s internal website:



ALL-EMPLOYEE BROADCAST:
-----------------------
MERGER DEFINES A NEW GLOBAL PLAYING FIELD

Think about the consolidation, competition and convergence steadily sweeping through the telecom industry like an unstoppable storm front. Then think opportunity.

"When we put our businesses together - Lucent and Alcatel - we will have the capabilities, assets and a geographic profile that companies who truly want to be global in next-generation networks can only dream about," Chairman and Chief Executive Officer Pat Russo told Lucent employees during a special All-Employee Broadcast on April 4 to explain Lucent's planned merger with Alcatel.

"This merger is a defining moment in our industry and for our company," she said. "We are making the first move in the industry, and there is a first-mover advantage: We get to pick our partner, we get to determine whether we have a common vision, we get to be the changers of the competitive landscape while others end up looking around and asking,"What's left?'" Through this merger, added Russo, "We can create more value together for our customers, for our shareowners and for our employees over time than either one of us can do alone. And that's what makes this merger so compelling, so very practical."

Consolidation, competition and convergence are reshaping the industry, but behind every storm front, as the weather clears, there's a rainbow of opportunity for those with the vision to see it. While the planned merger will take six to 12 months to complete, Lucent and Alcatel already have those opportunities in sight and are taking steps now through a merger to garner a bigger share of the pot of gold - all the possibilities - at rainbow's end.

"Our customers are looking for their suppliers to be of significant size and scale," said Russo. "With this merger, we're going to bring them a full panoply of end-to-end solutions with the financial and investment capacity to continue to innovate, which is becoming increasingly important in this industry."

Size, scale and financial capacity counts when competition intensifies day by day, from all areas of the globe. "It matters to be able to field thousands and thousands of engineers who can innovate and develop," said Russo. "It matters to have global scale and scope when we look at where the opportunities are around the world. It matters that when we look at the competitive landscape, we have an opportunity to create the No. 1 truly global player in our industry."

According to Russo, the industry already is in the initial stages of deploying and adopting the next wave of technology as it moves towards all-IP networks. "From a timing standpoint, before this evolution gets too far down the road, the sooner we can bring these assets together and lay out roadmaps and plans for customers, the better advantage we'll have. That's a very practical aspect of this merger."

SUBHEAD:  FIRST THINGS FIRST

With the merger announced, "we can plan and plan and plan" within legal limits, "we just can't implement those plans," said Lucent's Chief Operating Officer Frank D'Amelio, who will oversee transition planning. Even though a huge transition and integration task looms large on the horizon of a possible combined company, "we're still two separate companies today," he said. That reality will exist for the next six to 12 months even if all goes well as Lucent and Alcatel proceed through various regulatory reviews and a vote of each company's shareowners.

"We've got to execute our plans at Lucent as they exist today," Russo adamantly emphasized during the broadcast. That's the job for 99 percent of the people in the company. That will give us the greatest chance for near-term success, which we need, and for longer term success, which we obviously expect. We need to deliver and demonstrate that on our own we can meet our own expectations and do what's expected of us."

"What's incumbent on each of us right now is to execute flawlessly and deliver on our commitments," added D'Amelio. "We need to have a terrific third quarter and a terrific fourth quarter regardless of what we're doing on the merger side. We must execute, and compete for every dollar of revenue against all competitors" - a point he also emphasized when he talked with employees during an internal Webcast
[http://mylucent.app.lucent.com/eb/pr/webcast/040306webcast.html] Monday.

SUBHEAD:  MERGER OF EQUALS

Russo also used the broadcast to dispel some media reports that Lucent is being acquired by Alcatel and to caution employees not to rush too fast on drawing potentially erroneous conclusions about the merger agreement.

"This merger is structured very differently from an acquisition," said Russo. "An acquisition would be when a company much larger than us would acquire us and pay a premium to our shareowners to gain control of the company. Control of the company means they would control the board and would control management. It's that simple - you buy a company for a premium in exchange for control.

"What we've structured is a true merger of equals that you have to think about in two dimensions: valuation, and management and governance," she said.

From a valuation standpoint, the relative size and value of each company must be taken into account to determine the ownership of the new combined company. Alcatel is a larger company than Lucent in terms of revenue. "The new combined company will be 60 percent owned by Alcatel shareowners and 40 percent owned by Lucent shareowners to reflect the size and value difference of the two original companies. That's valuation," she said.

From a governance perspective, the merger will create a split board of directors with half the board members coming from Lucent and half from Alcatel. "We will also add two new independent board members," said Russo. "When we studied various board combinations, we found that the sooner we get people on the board who have no history with either of the original companies and are just focused on the combined company, it tends to help the entire board evolve more rapidly.

"We've agreed that the two independent board members will be European," she added, "because we want to reflect the global nature of the company when someone looks at the total board profile. The structure from a governance standpoint is about as perfect to a true merger of equals as we could structure in this kind of transaction."

As for the actual management of the combined company, Russo will become the CEO. Serge Tchuruk, present chairman and CEO of Alcatel, will become the non-executive chairman of the combined company. A non-executive chairman chairs the board of directors and oversees board agendas, but does not engage in operational decisions or run the day-to-day business of the company.

"We also have agreed that we've got tremendous talent in both companies," said Russo. Although some key positions have been filled, many others are open. "We've agreed that we will have a management team that will be the "best and balanced.'"

SUBHEAD: "WHAT ABOUT ME?"

The proposed merger already has created some angst among employees in both companies, especially in light of an anticipated 10 percent reduction in head count. "I'm sure there's uncertainty about what this merger means with respect to organizations and people," said Russo. "What I can say is that people should reserve judgment about what all this means until we are in a position to communicate to all of you proactively about how we plan to transition and integrate.

"For example, just because the executive offices for the combined company will be in Paris doesn't mean that all corporate functions will be in Paris," she added. "This will be a very global company and we will have to continue to learn to work virtually with others around the world. We will have about 30,000 people in North America, and tens of thousands of people in Europe and China and all other regions of the world, and headquarters for many parts of our business in many different places."

She also wasn't hesitant to point out that the future success of the combined company will demand a true blending of perspective, knowledge, experience and the know-how of both companies. "When we think about any particular function, whether it's finance, law, marketing, strategy, wireline or wireless, the blending of our businesses, the talent and experience will be critical to really making this merger a success," she added.

SUBHEAD: BOOSTING INNOVATION

Questions on topics ranging from head count to merger milestones, growth opportunities, the future of different projects and the potential impact on benefits and pensions came by telephone, fax and e-mail before and during the broadcast. Many of those questions focused on the future of Bell Labs.

"The headquarters of Bell Labs remains unchanged," said Russo. "In fact, my hope is that we will be able to expand what Bell Labs is and looks like around the world from a research perspective. Alcatel has its own heritage and identity with research and innovation," she added. "They have research centers around the world, as we do with Bell Labs. I envision this merger as an opportunity to do even more research than either of us could do separately. But make no mistake, we have no intention of dividing up Bell Labs or having its headquarters anywhere other then where it is right now."

With respect to sensitive U.S. government work, past and present, "we have created a separate U.S. subsidiary headed by a proxy board of three outstanding individuals [http://www.lucent.com/press/0406/060403.bla.html]," said Russo. "This is a typical mechanism used when you have a combination of U.S. and non-U.S. interests associated with a company. We believe it's a workable plan. It has worked for other companies."

SUBHEAD:  WHY MERGE NOW

Several questions honed in on Lucent's and Alcatel's previous attempt to merge in 2001. "What's changed now?" asked one employee in the audience at Murray Hill. "The time just wasn't right," answered D'Amelio, who was part of the negotiations at that time. Russo was president and chief operating officer of Eastman Kodak in 2001. "Negotiations just didn't come to closure in a way that both sides felt good about when putting a deal like that together," added Russo.

The timing is right now, according to Lucent and Alcatel executives.

"It wasn't an accident in 2001 that we were talking with each other," said Russo, especially in light of the strengths and assets of each company and a complementary fit that was even apparent then. Fitting all the pieces together today is even more apparent. "There are some areas of overlap, but when you look at all our assets today it's quite a complementary fit," added Russo.

"Alcatel is not in the CDMA business. We are not in the GSM business," she said. "The combination of their assets with ours makes the combined company No. 2 worldwide in mobility. Alcatel is very strong in the wireline business. We have good strength in that area, too. The combination of both makes us a clear No. 1 in that arena. We have tremendous strength in IMS and next-generation networking. Alcatel has come at this segment of the market from a bit of a different direction, but there's actually a nice opportunity for us to leverage our assets here. In services, Alcatel has a very large business. We have a large business. We both see the need in the industry and when we bring both companies together we have the No. 2 player in services in the world.

"If you step back and ask yourself what are the ingredients, the assets, the capabilities that are absolutely key to be a leader in next-generation networks, together Alcatel and Lucent will be No. 1 or No. 2 in every one of the areas that matter," said Russo. "That's incredibly compelling in terms of market positioning and customer capability."

CUSTOMER SUPPORT

Russo also readily admits that she has not talked with a customer who has not been supportive of the need for consolidation of suppliers in the industry. "As they get bigger, as they face the need for more intense competition, customers want to know that their partners are big, global and have the capacity to invest along with them," she said. "One CEO of a very large company was very adamant about how important R&D capacity is and how important innovation is to his company's ability to compete."

A merger of equals between Lucent and Alcatel will not only fuel the fires of innovation, but will endow a combined company with a broader portfolio of assets to capitalize on consolidation, convergence and the inevitable competition. As Russo said many times, a merger between Alcatel and Lucent is not only practical, "it's just so compelling." -- by John Brooks

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.